As filed with the Securities and Exchange Commission on May 7 , 2018	Registration No. 333-224474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VERONI BRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5149	81-4664596
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

650 Forest Edge Drive

Vernon Hills, Illinois 60061

888-794-2999

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Jarvis J. Lagman, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock held by Selling Shareholders	1,893,500 Shares	$1.50	$2,840,250	$353.61

(1)	This Registration Statement covers the resale by our selling shareholders (the “Selling Shareholders”) of up to 1,893,500 shares of our common stock.

(2)	This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act solely for the purposes of calculating the registration fee based upon a bona fide estimate of the maximum offering price.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 1,893,500 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated May 7 , 2018

VERONI BRANDS CORP.

1,893,500 Shares of Common Stock offered by selling shareholders at $1.50 per share

This prospectus relates to the offer and sale of 1,893,500 shares of common stock (the “Shares”) of Veroni Brands Corp. (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,893,500 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (SEC). All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public
Per Common Stock
Share Offered	$1.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

650 Forest Edge Drive

Vernon Hills, Illinois 60061

888-794-2999

Prospectus dated May 7, 2018

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Corporate History and General Information

Veroni Brands Corp. (“Veroni” or the “Company”) was incorporated as “Echo Sound Acquisition Corporation” on December 7, 2016 under the laws of the State of Delaware. In September 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing a new officer and director and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the stockholders of the Company and its board of directors unanimously approved the chan ge of the Company’s name from Echo Sound Acquisition Corporation to European CPG Acquisition Corporation. In November 2017, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name to Veroni Brands Corp.

The Company is located at 650 Forest Edge Drive, Vernon Hills, Illinois 60061. The Company’s main phone number is 888-794-2999. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Business

The business of the Company focuses on the import, sales and distribution of premium food and beverage products, primarily from Europe. Within this strategy, Veroni has secured a long-term exclusive import and distribution agreement with a major European supplier, FoodCare Sp. z o,o., a company organized under the laws of the Poland (“FoodCare”). Veroni will be the sole and exclusive importer and distributor to the United States market of Iron Energy, an energy drink sponsored by celebrity and former boxer Mike Tyson, with access to numerous other beverage brands through this partnership. We are planning to be a multifaceted company with a strategy for growing across a variety of consumer product categories.

Risks and Uncertainties facing the Company

The Company has had no revenues or customers to date; provided, however, it is Veroni’s goal to begin sales of its licensed products by securing relationships with distributors and food and beverage retailers and by expanding its portfolio of products through strategic partnerships with new suppliers.

As an early-stage company, the Company has no operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build relationships with food and beverage retailers and effectively market its products in order to execute the business plan of the Company on a broad scale. Further, there is no guarantee that the Company will be able to identify sufficient numbers of customers to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for the manufacturing of its products. Secondarily, following the manufacturing of its products, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy; however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

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The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,893,500. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 1,893,500 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	28,396,599	(1)

Common stock for sale by selling shareholders	1,893,500

Common stock outstanding after the offering	28,396,599

Offering Price	$1.50 per share

Proceeds to the Company	$0

(1)	Based on number of shares outstanding as of the date of this prospectus.

Summary Financial Information

The statements of operations data for the year ended December 31, 2017 and for the period from December 7, 2016 (Inception) to December 31, 2016 and the balance sheet data as of December 31, 2017 and December 31, 2016 are derived from the Company’s audited financial statements and related notes thereto included elsewhere in this prospectus.

	Year ended December 31, 2017	For the period from December 7, 2016 (Inception) to December 31, 2016

STATEMENT OF OPERATIONS DATA
Revenue	$0	$0
Loss from operations	(44,045)	(3,312)
Net (loss)	(44,045)	(3,312)

BALANCE SHEET DATA
Cash and cash equivalents	$595	$0
Subscription receivable	210	0
Prepaid expenses and other current assets	48,833	0
Total current assets	49,638	0
Total current liabilities	11,339	1,000
Accumulated (Deficit)	(47,357)	3,312)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date. To date, most of management’s time, and the Company’s limited resources have been spent in developing its business strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

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The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern.

The Company has no operating history of its own, and as such, any prospective investor has very little on which to assess the Company’s potential for profitability.

Because the Company is an early-stage company with virtually no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its potential business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its potential operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company’s contract to purchase products from FoodCare Sp. z o,o. contains minimum ordering requirements which could result in the loss of the products subject to the contract.

In 2018, the Company entered into a long-term exclusive import and distribution agreement to import certain foods and beverages, including certain beverages on an exclusive basis. The exclusive nature of the agreement is subject to the Company purchasing from Foodcare a minimum amount of products as defined in the agreement. Should the Company fail to purchase the minimum required under the contract, Foodcare may cancel the contract partially or completely, which could terminate the ability of the Company to purchase and import their products, and could also terminate its exclusive agreement to distribute and sell exclusively in the United States certain celebrity endorsed energy drinks. The effect of this loss would require the Company to change its plan of operations substantially and would result in a material adverse effect to the Company.

The Company has a correspondingly small financial and accounting organization. Being a public company may strain the Company’s resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company does not currently possess effective disclosure controls and procedures that are adequate for a public company.

Based upon his evaluation, the Chief Executive Officer, who is also the Chief Financial Officer of the Company has concluded that, as of the date of this prospectus, the existing disclosure controls and procedures of the Company were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company has limited operations to date. The Company will need to begin generating revenue to achieve and maintain profitability. To become profitable, the Company must successfully develop relationships with food and beverage retailers and effectively market its products. These processes involve many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues sufficient to cover operating expenses or become profitable.

If the Company is unable to generate sufficient cash, it may find it necessary to curtail operational activities.

The Company has a business plan hinged on its ability to distribute and sell its products. If the Company is unable to develop relationships with food and beverage retailers and market its products, then it will not be able to proceed with its business plan or possibly to successfully develop its planned operations at all. If the Company is unable to obtain sufficient funding to meet its minimum liquidity requirements, it may find it necessary to curtail operational activities.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products. Nor has the Company conducted marketing studies regarding whether such products would actually be marketable. No assurances can be given that upon marketing, the Company will be able to develop a sufficient customer base and business segment to sustain the Company’s operations on a continued basis.

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No assurance of market acceptance.

There can be no assurance that the market reception will be positive for the Company or its products.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to sell its products and as such would negatively impact the Company’s possible overall development.

The time devoted by Company management may not be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time.

Government regulation could negatively impact the business.

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

As a producer of beverage products, we are subject to production, packaging, quality, labeling and distribution standards in each of the countries where we have operations, including, in the United States, as promulgated under the Federal Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act.

The United States Food and Drug Administration (“FDA”) maintains programs to inspect food and beverages imported into the United States. Imported food products are subject to FDA inspection when offered for import at U.S. ports of entry. FDA may detain shipments of products offered for import if the shipments are found not to be in compliance with U.S. requirements. Both imported and domestically-produced foods must meet the same legal requirements in the United States.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

5

The Company may face significant competition from companies that serve its industries.

The food and beverage industry is subject to intense competition. The Company will be competing for customers with competitors who have greater financial and marketing resources, which would allow them to expand and improve their marketing efforts in ways that could affect the Company’s ability to effectively compete in this market. If the Company is unable to compete successfully, its financial performance may be adversely affected.

The Company is subject to the potential factors of market changes.

The business of the Company will be significantly impacted by the performance of the food and beverage industry and may experience more volatility and be exposed to greater risk than a more diversified business.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under applicable law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the SEC that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

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DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,893,500 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the SEC.

Pursuant to the provisions of Rule 3a4-1 of the Exchange Act, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the SEC.

Selling Shareholders

The selling shareholders will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 1,893,500 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 1,020,000 Selling Shareholder Shares are held by officers or directors of the Company.

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DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 28,396,599 shares are outstanding as of the date of this prospectus. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this prospectus.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to the registration statement, of which this prospectus is a part.

Common Stock

The Company is registering up to 1,893,500 shares of common stock for sale to the public by the holders thereof at a price of $1.50 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

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Transfer Agent

The Company engaged VStock Transfer LLC, in Woodmere, NY, as the transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Corporate History and General Information

Veroni Brands Corp. (“Veroni” or the “Company”) was incorporated as “Echo Sound Acquisition Corporation” on December 7, 2016 under the laws of the State of Delaware. In September 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing stockholders, electing a new officer and director and accepting the resignations of its then existing officers and directors.

In connection with the change in control, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name from Echo Sound Acquisition Corporation to European CPG Acquisition Corporation. In November 2017, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name to Veroni Brands Corp.

The Company is located at 650 Forest Edge Drive, Vernon Hills, Illinois 60061. The Company’s main phone number is 888-794-2999. The Company’s fiscal year end is December 31. Neither the Company nor its predecessors have filed for bankruptcy, receivership or any similar proceedings nor are in the process of filing for bankruptcy, receivership or any similar proceedings.

Background

The Company has only recently emerged from its status as a development-stage company after the end of the 2017 fiscal year, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The business of the Company focuses on the import, sales and distribution of premium food and beverage products, primarily from Europe. Within this strategy, Veroni has secured a long-term exclusive import and distribution agreement with a major European supplier, FoodCare Sp. z o,o., a company organized under the laws of the Poland (“FoodCare”). Veroni will be the sole and exclusive importer and distributor in the United States market of Iron Energy, an energy drink sponsored by celebrity and former boxer Mike Tyson, with access to numerous other beverage brands through this partnership. We are planning to be a multifaceted company with a strategy for growing across a variety of consumer product categories.

Risks and Uncertainties facing the Company

The Company has had no revenues or customers to date; provided, however, it is Veroni’s goal to begin sales of its licensed products by securing relationships with distributors and food and beverage retailers and by expanding its portfolio of products through strategic partnerships with new suppliers.

As an early-stage company, the Company has limited operating history and is expected to continuously experience losses in the near term. The Company needs to generate revenue or locate additional financing in order to continue its developmental plans. As a company in the early part of its life, management of the Company must build relationships with food and beverage retailers and effectively market its products in order to execute the business plan of the Company on a broad scale. Further, there is no guarantee that the Company will be able to identify sufficient numbers of customers to generate enough revenues to continue operations or proceed with developing its business in accordance with its business plan.

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One of the biggest challenges facing the Company will be in securing adequate capital to fund its projects, including securing adequate capital to pay for the manufacturing of its products. Secondarily, following the manufacturing of its products, a major challenge will be implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has considered and devised its initial sales, marketing and advertising strategy, however, the Company will need to skillfully implement this strategy in order to achieve success in its business.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

The Business: Food and Beverage Distribution

Veroni is an importer, seller and distributor of premium food and beverage products, primarily from Europe. Within this strategy, Veroni has secured a long-term exclusive import and distribution agreement with a major European supplier, FoodCare Sp. z o,o., a company organized under the laws of the Poland (“FoodCare”). Veroni will be the sole and exclusive importer and distributor to the United States market of Iron Energy, an energy drink sponsored by celebrity and former boxer Mike Tyson, with access to numerous other beverage brands through this partnership. We are planning to be a multifaceted company with a strategy for growing across a variety of consumer product categories.

We believe that Veroni’s business will have the following strategic advantages:

●	U.S.-Based Distribution for European Products: Through the development of relationships with European suppliers, we believe that our business will enable foreign suppliers to penetrate the U.S. market through immediate access to Veroni’s network of sales, brokers, distributor and retailers.

●	International Beverage Portfolio – Veroni’s product offerings will consist of an established European quality beverage portfolio of energy drinks, water, juices and iced teas.

●	Diverse Products - Veroni’s product offerings will be available in a variety of flavors, sizes and price points.

●	International Strategic Partnerships and Licensing – The Company plans on developing an international portfolio of consumer food and beverage products through exclusive licensing agreements with companies across the world.

●	Focus on Premium Goods – The Company plans on focusing on distributing high profit products that are traded in the premium space.

Veroni is an importer and distributor of beverage products with an extensive manufacturing relationship with an international partner that offers great margins and European quality. Our goal is to become a one stop shop to the food and beverage distributors as well as beer distributor network. Veroni will endeavor to have its future distributors achieve and maintain Veroni’s Retail Vision: (1) Off-premise guidelines will include distribution, display and space management, holding power, brand positioning, price signage, retail merchandising and quality assurance; and (2) On-premise guidelines include distribution, feature support and retail merchandising and promotional/sampling events.

We have confidence in our strategy to utilize the food and beverage distributors as well as 3-tier beer distributorship partnership and route to the retail market and consumers.

Iron Mike Energy Drink Product

The Company believes that its Iron Energy drink, sponsored by celebrity and former boxer Mike Tyson, will appeal to consumers that are active, edgy, aggressive, adventurous, fans of MMA, extreme sports, music, sporting events, surfing and fitness. Iron Energy’s target consumers are college students, young transitional adults coming out of college, independent singles in their 20’s and 30’s, athletes and the “party-goers” population.

The Company’s Iron Energy drink product line is available in three flavors, in 8.4oz and 11.2oz quantities:

●	Iron Energy Classic
●	Iron Energy Zero Sugar
●	Iron Energy Mojito

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Iron Energy Branded Products

The Company’s sales imperatives are to grow Iron Energy’s profitable volume, increase Iron Energy brand distribution, and create Iron Energy network excitement and enthusiasm for the Iron Energy portfolio. The Company will align Iron Energy Frontline and Promoted Price to Consumer (PTC) at the premium level; similar to Red Bull. The Company’s price promotional schedule strategy will be designed to promote during key high volume periods, and create excitement, trial and increased sales.

Other Products

In addition to the Iron Mike Energy drink, the Company is the exclusive U.S. distributor for the following products:

Energy & Functional Drinks

Desserts, Pastries, Coffee & Baking Additives

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Breakfast Products and Iced Tea

Fruit Drinks & Sweets

The Market

Since the Red Bull brand arrived in the U.S. in 1997, we believe that the energy drink category has been fast-growth and high-margin. As the segment centered on a handful of major brands, most of them moving to retail through captive distribution systems, for a while there was a large flow of new entrants, some of them very well financed, but that has slowed as the difficulty of making much headway has become clear. Thus, many smaller brands either seek to carve out an identity as healthier than mainstream brands, with their artificial ingredients and curious and misunderstood fortifiers like taurine, or have sought to occupy carefully targeted marketing niches.

According to Packaged Facts report, Energy & Sports Drinks: U.S. Market Trends & Opportunities, sales of energy and sports drinks grew to $25 billion in sales in 2016 after rising at an annual rate of 7% over the preceding half decade. Packaged Facts forecasts that energy and sport drinks will remain among the fastest growing sectors of the beverage market.1

Marketing Strategy

The Company plans on engaging celebrity and former boxer Mike Tyson to act as “brand ambassador” by representing Iron Energy at:

●	Special events appearances
●	Trade shows participation
●	Distributors and retailers “meet and greets”
●	Veroni Brands Sponsorship events

Further, the Company plans to market the Company’s products via the following retail merchandising and promotional programs:

●	Ad features and promotional activities
●	Shelf placement and adjacencies
●	Feature and multiple display programming
●	Loyalty card
●	In-store sampling and promotions
●	Merchandising via shelf strips, counter cards, paper and permanent P.O.S. such as mirrors and signs
●	College rep program at major Southern California universities

The Company also plans on advertising through traditional television, radio, print, and social media advertisements, airport, bus shelter, taxi cab top, airport terminal advertisements, and through event sponsorships.

1 https://www.prnewswire.com/news-releases/energy-drink--sports-drink-market-reaches-25-billion-300458400.html

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Competition

The Energy drink beverage market is dominated by brands such as Monster (which as 43% of the market), Red Bull, and Rockstar.2

Strategic Partners, Retailers and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has an exclusive distribution agreement, covering the United States market, with a European food and beverage supplier, FoodCare Sp. z o,o., a company organized under the laws of the Poland (“FoodCare”), through which it has the exclusive right to distribute the Iron Energy drink, as well as an assortment of other products. The Company plans on engaging retailers throughout the U.S. and Canada to sell its products, including retailers like 7-Eleven, Circle K, Dollar General and many others.

The Company also has agreements with Norman Distribution Inc. and Skokie Valley Beverage to distribute the Company’s products.

Operations

At December 31, 2017, Veroni had only has one employee, its sole officer, Igor Gabal. In March 2018, Veroni hired six additional employees. Veroni’s corporate offices and distribution center (with access to 3,000 pallets space capacity) is located in Vernon Hills, Illinois.

Veroni Headquarters and Distribution Center

Existing Contracts

On January 30, 2018, Company entered into a distribution agreement with FoodCare. Under the terms of the Distribution Agreement, the Company became the exclusive importer and distributor of FoodCare’s products in the United States, Puerto Rico and the U.S. Virgin Islands (the “U.S. market”). The term of the Distribution Agreement is for a period of 10 years during which Veroni will have the exclusive right to distribute FoodCare products within the U.S. market, so long as Veroni purchases the required quantity of product from FoodCare. The Distribution Agreement is terminable upon (1) mutual consent of the parties, (2) by either party in writing without justification, if an issue is not amicably resolved in 30 days of such issue, by providing 180 days’ notice (in which case the Company would lose its exclusivity right), or (3) immediately in the event of notice of an uncured breach in the terms of the Distribution Agreement. FoodCare is a manufacturer and supplier of desserts, cereals, energy drinks and other beverage products. Notably, FoodCare manufactures the “Iron Energy” drink, a product sponsored by celebrity and former boxer Mike Tyson.

2 http://money.cnn.com/2018/01/19/news/companies/monster-energy-red-bull/index.html

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Revenues and Losses

Since its inception, the Company has focused its efforts on identifying potential products for acquisition and business development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to market its products. The Company posted net losses of $44,045 and $3,312 for the year ended December 31, 2017 and for the period from December 6, 2016 (inception) to December 31, 2016, respectively.

Effect of Existing or Probable Governmental Regulation

The Company’s business may be subject to various government regulations in the jurisdictions in which it operates. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

As a producer of beverage products, we are subject to production, packaging, quality, labeling and distribution standards in each of the countries where we have operations, including, in the United States, as promulgated under the Federal Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act.

The United States Food and Drug Administration (“FDA”) maintains programs to inspect food and beverages imported into the United States. Imported food products are subject to FDA inspection when offered for import at U.S. ports of entry. FDA may detain shipments of products offered for import if the shipments are found not to be in compliance with U.S. requirements. Both imported and domestically-produced foods must meet the same legal requirements in the United States.

Legal Matters

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

THE COMPANY

Change of Control

Veroni Brands Corp. (“Veroni” or the “Company”), originally known as Echo Sound Acquisition Corporation, was incorporated on December 7, 2016 under the laws of the State of Delaware. In August 2017, the Company implemented a change of control by issuing shares to new stockholders, redeeming shares of existing shareholders, electing a new officer and director and accepting the resignations of its then existing officers and directors. In connection with the change in control, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name from Echo Sound Acquisition Corporation to European CPG Acquisition Corporation. In November 2017, the stockholders of the Company and its board of directors unanimously approved the change of the Company’s name to Veroni Brands Corp.

Relationship with Tiber Creek Corporation

Igor Gabal on behalf of GP Michigan, LLC, the Company’s sole officer and director, previously entered into an agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to GP Michigan, LLC in effecting transactions for Mr. Gabal and GP Michigan, LLC to acquire a public reporting company, including: transferring control of a public reporting company to Mr. Gabal and/or GP Michigan; causing the preparation and filing of forms, including a registration statement, with the SEC; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers. GP Michigan agreed to pay Tiber Creek $80,000 for those services, which was recorded as a capital contribution on behalf of the Company, and of which $48,000 was recorded to prepaid expenses and $32,000 to professional fees on behalf of the Company.

Under the agreement, Tiber Creek has received to date $55,000 from Igor Gabal of the $80,000 fee. In addition, the Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain an aggregate total of 250,000 shares of the original 20,000,000 shares owned prior to the change in control.

Property Leases

The Company proposes to enter into a sublease for a portion of the facilities located at 650 Forest Edge Drive, Vernon Hills, Illinois 60061 from Baron Chocolatier, Inc., a related party.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

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Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees

Currently, the Company has seven employees, who have agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In January 2017, the Company (as Echo Sound Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Exchange Act and is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the SEC may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001693690.

PLAN OF OPERATION

Business Plan and Potential Revenue

The business of the Company focuses on the import, sales and distribution of premium food and beverage products, primarily from suppliers located in Europe. Within this strategy, Veroni has secured a long-term exclusive import and distribution agreement with a major European supplier, FoodCare. Veroni will be the sole and exclusive importer and distributor in the United States market of Iron Energy, an energy drink sponsored by celebrity and former boxer Mike Tyson, with access to numerous other beverage brands through this partnership. We are planning to be a multifaceted company with a strategy for growing across a variety of consumer product categories and plan on generating revenues from sales of our products. The Company has offices and distribution facilities located in Vernon Hills, Illinois.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Veroni Brands Corp. (formerly “Echo Sound Acquisition Corporation”) (“Veroni” or the “Company”) was incorporated on December 7, 2016, under the laws of the state of Delaware. The business purpose of the Company is to facilitate the sales and distribution of premium food and beverage products from Europe, most notably its Iron Energy beverage product.

The Company has been in the development stage since inception and its operations to date have been limited to issuing shares to its original stockholders and effecting a change in control of the Company described below.

The Company originated as a blank check company and qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012.

On August 31, 2017, the Company effected a change in control by the redemption of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock and the issuance on September 1, 2017 of 10,000,000 shares of common stock to Igor Gabal and GP Michigan LLC, a company controlled by Mr. Gabal, at a purchase price of $0.0001 per share. Messrs. James Cassidy and James McKillop, the then officers and directors of the Company, resigned and Igor Gabal was named its sole officer and director. Pursuant to the change in control, the Company changed its name to European CPG Acquisition Corporation, which was subsequently changed to Veroni Brands Corp.

The Company filed Current Reports on Form 8-K to disclose the change of control and the change of name.

Subsequently, on January 30, 2018, the Company entered into a distribution agreement with FoodCare. Under the terms of the Distribution Agreement, the Company became the exclusive importer and distributor of FoodCare’s products in the United States, Puerto Rico and the U.S. Virgin Islands (the “U.S. market”). The term of the Distribution Agreement is for a period of 10 years during which Veroni will have the exclusive right to distribute FoodCare products within the U.S. market, so long as Veroni purchases the required quantity of product from FoodCare. The Distribution Agreement is terminable upon (1) mutual consent of the parties, (2) by either party in writing without justification, if an issue is not amicably resolved in 30 days of such issue, by providing 180 days’ notice (in which case the Company would lose its exclusivity rights), or (3) immediately in the event of notice of an uncured breach in the terms of the Distribution Agreement. FoodCare is a manufacturer and supplier of desserts, cereals, energy drinks and other beverage products. Notably, FoodCare manufactures the “Iron Energy” drink, a product sponsored by celebrity and former boxer Mike Tyson.

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An affiliate of the Company has entered into an agreement with Tiber Creek Corporation of which the former president of the Company is the president and controlling stockholder. Tiber Creek Corporation assists companies to become public reporting companies and for the preparation and filing of registration statements pursuant to the Securities Act of 1933, and the introduction to brokers and market makers.

Other than the Distribution Agreement described above, the Company has not entered into other any definitive or binding agreements and there are no assurances that any transactions will occur.

As of December 31, 2017, the Company had not generated any revenues or cash flows from operations since inception. At December 31, 2017, the Company had sustained net losses of $47,357 since inception.

For the period ended December 31, 2017, the Company’s independent auditors issued a report raising substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2017, the Company has minimal operations and the continuation of the Company as a going concern is dependent upon financial support from its principal stockholders, its ability to obtain necessary equity and/or debt financing, or its ability to sell its products to generate consistent profitability.

Revenues and Losses

During the year ended December 31, 2017, the Company generated no revenues. The Company has focused its efforts on identifying products for distribution, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the year ended December 31, 2017, the Company posted a net loss of $44,045.

Discussion of the Year Ended December 31, 2017 as compared to the period from December 6, 2016 (inception) to December 31, 2016

The Company generated no revenues during the year ended December 31, 2017, and no revenues for the period from December 7, 2016 (inception) to December 31, 2016. The Company has focused its efforts on identifying business opportunities, and devoted little attention or resources to sales and marketing or generating near-term revenues and profits.

During the year ended December 31, 2017, the Company posted a net loss of $44,045, compared to a net loss of $3,312 for the period from December 7, 2016 (inception) to December 31, 2016. The increased loss is primarily the result of the Company ramping up its operations in anticipation of executing its business plan.

During the year ended December 31, 2017, the Company used net cash of $-0- in its operating activities and investing activities, and net cash provided by financing activities totaled $595. The Company had a cash balance of $595 as of December 31, 2017.

Liquidity and Capital Resources

Since its inception, the Company has devoted most of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company was considered to be in the development stage until it recently began formal operations in 2018. The Company has not generated any revenues from its operations, and there is no assurance of future revenues.

The Company’s proposed activities will necessitate significant uses of capital into and beyond 2018. Accordingly, since the beginning of 2018 and through the date of this report, the Company has engaged in sales of its equity securities in private placements. Through March 31, 2018, a total of 10,096,599 shares have been sold for total gross proceeds of $192,429.

Plan of Operations

For the next few months, the Company will be focusing on obtaining visibility for the products by contacting convenience store locations and small distributors to those types of locations. The Company is targeting metropolitan areas, such as Chicago, Los Angeles, Las Vegas and cities in New Jersey and New York.

Currently, these efforts are being funded through the proceeds of the Company’s private placements, as discussed above. Management of Veroni believes that having a trading market for the Company’s common stock will make other sources of financing available and assist it in engaging with larger distributors.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In the near term, the Company plans to rely on its primary stockholder to continue his commitment to fund the Company’s continuing operating requirements. Management anticipates a total capital raise between $5-10M USD over the course of the following four consecutive quarters; provided, however, that the Company will require a minimum of $600,000 for the next 12 months to fund its operations, which will be used to fund expenses related to operations, office supplies, travel, salaries and other incidental expenses. Management believes that this capital would allow the Company to meet its operating cash requirements, and would facilitate the Company’s business of selling and distributing its products. Management also believes that the acquisition of such assets would generate revenue to cover overhead cost and general liabilities of the Company, and allow the Company to achieve overall sustainable profitability.

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Equipment Financing

The Company has no existing equipment financing arrangements.

Potential Revenue

The Company expects to generate revenue from selling its products, most notably the “Iron Energy” drink. Further, depending on the market environment, the Company plans on acquiring the rights to sell and distribute other food and beverage products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Position	Year Commenced
Igor Gabal	President, Secretary, Chief Financial Officer & Director	2017

Igor Gabal, age 43, serves as President, Secretary, Chief Financial Officer and director of the Company. Mr. Gabal has over 15 years of middle-market private equity investment experience primarily in real estate, industrial manufacturing, consumer packaged goods distribution or services operating industries. He has initiated and overseen add-on acquisitions, debt capital market issues for various companies and has experience and relationships with middle-market private equity firms, investment banks and debt financing sources. Mr. Gabal has served as a board member and managing member for Guterman Partners Companies since 2009. Mr. Gabal has been acting as executive vice president for Baron Chocolatier, Inc., a company that specializes on the importing and distribution of chocolate products throughout the United States since 2016. Mr. Gabal received his Bachelor of Science in Business Management degree from DeVry Institute in 2000 and also attended Kellogg School of Management 2000-2002.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

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Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are no legal proceedings regarding the Company.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

EXECUTIVE COMPENSATION

To date, the Company has not paid compensation to any executive officer or director. The Company may choose to pay a salary or fees to its executive management in the future. There have been no changes in the Company’s compensation policy since the end of the Company’s last fiscal year, December 31, 2017.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2017.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because he can adequately perform the functions of such committees.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole Director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Director’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole Director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s sole Director reviews the Company’s internal accounting controls, practices and policies.

18

Code of Ethics

The Company has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our Directors or the number of our employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require our executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than ten percent (10%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2017, we believe that during the fiscal year ended December 31, 2017, the following10% stockholders did not comply with the reporting requirements applicable to them: Tomasz Kotas and GP Michigan, LLC.

Director Compensation

Our sole Director does not currently receive any consideration for his services as a Director. The Company reserves the right in the future to award future members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our sole Director determines the compensation given to our executive officers in his sole determination. Our sole Director also reserves the right to pay our executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, our sole Director reserves the right to grant stock options in the future, if he, in his sole determination, believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our sole Director, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2018 regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Security Ownership of Officers, Directors and Certain Beneficial Holders

Name and Address of Beneficial Owner	Title of class	Amount and Nature of Beneficial Ownership		Percentage of Class Before Offering (1)	Percentage of Class After Offering (2)
Igor Gabal (3) (4)	Common Stock	12,100,000	(5)	42.6%	39.0%
Tomasz Kotas (6)	Common Stock	12,703,599		44.7%	43.7%
Cathal J. O’Flaherty (7)	Common Stock	2,020,000		7.0%	6.4%

(1)	Based upon 28,396,599 shares outstanding as of the date of this offering.
(2)	Assumes sale of all 1,893,500 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 28,396,599 shares outstanding following the offering.
(3)	The address of the Company’s Officer and Director is 650 Forest Edge Drive, Vernon Hills, Illinois 60061.
(4)	Igor Gabal is the Company’s President, Secretary, Chief Financial Officer & sole Director.
(5)	Igor Gabal is the beneficial owner of 12,100,000 shares of the Company’s common stock, comprised of 4,900,000 shares held by him individually and 7,200,000 shares held by GP Michigan, LLC, which is a company that is controlled by Mr. Gabal.
(6)	The address of Tomasz Kotas is 1950 Telegraph Rd., Lake Forest, IL 60045. Includes 20,000 shares held of record by his wife.
(7)	The address of Cathal J. O’Flaherty is 228 Raleigh Rd., Kenilworth, IL 60043. Includes 20,000 shares held of record by his wife.

19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officer and director are now and may in the future become a stockholder, officer or director of other companies that may be engaged in business activities similar to those conducted by us. Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individual in the performance of his duties or otherwise. Although we do not currently have a right of first refusal pertaining to opportunities that come to management’s attention insofar as such opportunities may relate to our business operations, we have established a conflict of interest policy intended to ensure timely disclosure and avoidance of activities and relationships that conflict with the interests of the Company.

Our officer and director is subject to the restriction that all opportunities contemplated by our business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to our Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. To the extent possible, a majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

James Cassidy and James McKillop, who were both formerly officers and directors of the Company, each own 125,000 shares of the common stock of the Company. As the organizers and developers of Echo Sound Acquisition Corporation, Mr. Cassidy and Mr. McKillop were involved with the Company from inception in December 2016 to the change in control in August 2017. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. James Cassidy is also a partner in the law firm which acts as counsel to the Company and is also the president of Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), which provides advisory services.

Igor Gabal on behalf of GP Michigan, LLC, the Company’s sole officer and director, previously entered into an agreement with Tiber Creek, whereby Tiber Creek would provide assistance to GP Michigan, LLC in effecting transactions for Mr. Gabal and GP Michigan, LLC to acquire a public reporting company, including: transferring control of a public reporting company to Mr. Gabal and/or GP Michigan; causing the preparation and filing of forms, including a registration statement, with the SEC; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers. GP Michigan agreed to pay Tiber Creek $80,000 for those services, which was recorded as a capital contribution on behalf of the Company, and of which $48,000 was recorded to prepaid expenses and $32,000 to professional fees on behalf of the Company.

Under the agreement, Tiber Creek has received to date $55,000 from Igor Gabal of the $80,000 fee. In addition, the Company’s then-current stockholders, James Cassidy and James McKillop, were permitted to retain an aggregate total of 250,000 shares of the original 20,000,000 shares owned prior to the change in control.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,893,500 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $1.50 per share, until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

20

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name of Selling Shareholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned before the Offering (3)	Percentage Beneficially Owned after the Offering (4)
Igor Gabal(5)	President, Secretary, Chief Financial Officer & Director	4,900,000	300,000	4,600,000	17.3%	16.2%
GP Michigan, LLC(5)		7,200,000	720,000	6,480,000	25.4%	22.8%
Aleksander Konowalczyk		500,000	250,000	250,000	1.8%	<1%
Tomasz Kotas (6)		12,703,599	300,000	12,403,599	44.7%	43.7%
Cathal J. O’Flaherty(7)		2,000,000	200,000	1,800,000	7.0%	6.3%
Thomas Wyness		100,000	10,000	90,000	<1%	<1%
John Shumski		20,000	2,000	18,000	<1%	<1%
Jenny Calcara		30,000	3,000	27,000	<1%	<1%
Tracy O’Flaherty(7)		20,000	2,000	18,000	<1%	<1%
Jaroslaw Grzywanowski		15,000	2,000	13,000	<1%	<1%
Marzena Pol		15,000	2,000	13,000	<1%	<1%
Patrycja Kotas(6)		20,000	2,000	18,000	<1%	<1%
Inez Biernat Karbownik		5,000	2,000	3,000	<1%	<1%
Albert Czerwinski		5,000	2,000	3,000	<1%	<1%
Robert Radkowski		10,000	2,000	8,000	<1%	<1%
Wojciech Wolny		10,000	2,000	8,000	<1%	<1%
Aleksandra Cardona		5,000	2,000	3,000	<1%	<1%
Edyta Slusarczyk		10,000	2,000	8,000	<1%	<1%
Robert Wachowiak		10,000	2,000	8,000	<1%	<1%
Mary Appelhans		3,000	3,000	0	<1%	0%
Christopher Hall		3,000	3,000	0	<1%	0%
Aleksandra Dabala		3,000	3,000	0	<1%	0%
Kate Mathews		3,000	3,000	0	<1%	0%
Megan Brancato		3,000	3,000	0	<1%	0%
Louis Brons		3,000	3,000	0	<1%	0%
Maria Krzanowska Rog		5,000	2,000	3,000	<1%	<1%
Joseph Cusick		10,000	2,000	8,000	<1%	<1%
Stephen Cole		10,000	2,000	8,000	<1%	<1%
Gabriel Martinez		25,000	2,500	22,500	<1%	<1%
David Goldberg		10,000	2,000	8,000	<1%	<1%
Yuriy Gabal		20,000	2,000	18,000	<1%	<1%
GB Service, Inc		20,000	2,000	18,000	<1%	<1%
Aleksander Konowalczyk		30,000	3,000	27,000	<1%	<1%
Gerald Guterman		10,000	2,000	8,000	<1%	<1%
John Malarkey		10,000	2,000	8,000	<1%	<1%
John Markowicz		10,000	2,000	8,000	<1%	<1%
Dariusz Kania		10,000	2,000	8,000	<1%	<1%
Jay Schiesser		10,000	2,000	8,000	<1%	<1%
Andrew Bulkowski		10,000	2,000	8,000	<1%	<1%
Krzysztof Fedorowicz		10,000	2,000	8,000	<1%	<1%
Beata Fedorowicz		10,000	2,000	8,000	<1%	<1%
Ryszard Brzozowski		10,000	2,000	8,000	<1%	<1%
Rafal Kotas		20,000	2,000	18,000	<1%	<1%
Bartosz Kotas		20,000	2,000	18,000	<1%	<1%
Martin Murray		10,000	2,000	18,000	<1%	<1%
Dmitry Richie		10,000	2,000	18,000	<1%	<1%
John D. Nichols III		250,000	25,000	225,000	<1%	<1%

21

1.	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Shareholder has sole or shared voting power or investment power, and also any shares which the Selling Shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares. This table includes the Warrant Shares as part of the Selling Shareholder’s beneficial ownership prior to the offering. Except as indicated in the footnotes to the table above, each Selling Shareholder has voting and investment power with respect to the shares set forth opposite such Selling Shareholder’s name.

2.	This table assumes that each Selling Shareholder will sell all shares offered for sale by it under this registration statement.

3.	Percentages are based upon 28,396,599 shares of our common stock outstanding as of the date of this registration statement.

4.	Assumes sale of all 1,893,500 Shares offered in the aggregate by the Selling Shareholders in the offering, and a total of 28,396,599 shares outstanding following the offering.

5.	GP Michigan, LLC is a company controlled by Igor Gabal.

6.	Tomasz Kotas and Patrycja Kotas are husband and wife.

7.	Cathal J. O’Flaherty and Tracy O’Flaherty are husband and wife.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 28,396,599 shares of common stock outstanding of which 12,100,000 shares are beneficially owned by officers and directors of the Company. There will be 28,396,599 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. James Cassidy, a member of the law firm of Cassidy & Associates, may be considered the beneficial owner of 125,000 shares of common stock of the Company.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Echo Sound Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Echo Sound Acquisition Corporation prior to its change of control.

EXPERTS

LJ Soldinger Associates, LLC, an independent registered public accounting firm, has audited the balance sheets of Veroni Brands, Corp. as of December 31, 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 27, 2018, given their authority as experts in accounting and auditing.

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheets of the Company (formerly known as Echo Sound Acquisition Corporation) as of December 31, 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from December 6, 2016 (inception) to December 31, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of January 18, 2017, given their authority as experts in accounting and auditing.

22

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The SEC’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

23

VERONI BRANDS CORP.

December 3l, 2017 and 2016

24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors

of Veroni Brands Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Veroni Brands Corp. (the “Company”) as of December 31, 2017, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and commence its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audit provides a reasonable basis for our opinion.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
March 27, 2018

We have served as the Company’s auditor since 2018.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Echo Sound Acquisition Corporation

We have audited the accompanying balance sheet of Echo Sound Acquisition Corporation (the “Company”) as of December 31, 2016, and the related statement of operations, changes in stockholders’ deficit and cash flows for the Period from December 7, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and its cash flows from December 7, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Diamond Bar, California
January 18, 2017

F-2

VERONI BRANDS CORP.

BALANCE SHEETS

December 31, 2017 and 2016

	2017	2016
ASSETS
Current Assets
Cash & equivalents	$595	$-
Subscription receivable	210	-
Prepaid expenses and other current assets	48,833	-
Total Current Assets	49,638	-

Total Assets	$49,638	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$10,589	$-
Accrued liabilities	750	1,000
Total Current Liabilities	11,339	1,000

Stockholders’ Equity (Deficit)
Preferred Stock, $0.0001 par value; 20,000,000 shares authorized; none outstanding as of December 31, 2017 and 2016.	-	-
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 18,300,000 and 20,000,000 shares issued and outstanding as of December 31, 2017 and 2016, respectively	1,830	2,000
Additional paid-in capital	83,826	312
Accumulated Deficit	(47,357)	(3,312)

Total Stockholders’ Equity (Deficit)	38,299	(1,000)

Total Liabilities and Stockholders’ Equity (Deficit)	$49,638	$-

The accompanying notes are an integral part of these financial statements.

F-3

VERONI BRANDS CORP.

STATEMENTS OF OPERATIONS

		For the Period from
	For the Year	December 7, 2016
	Ended	(inception) to
	December 31, 2017	December 31, 2016

Revenue	$-	$-

Selling and general expenses	44,045	3,312

Loss before income taxes	(44,045)	(3,312)

Income tax expense	-	-

Net Loss	$(44,045)	$(3,312)

Net loss per common share:
Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding:
Basic and diluted	17,370,685	20,000,000

The accompanying notes are an integral part of these financial statements.

F-4

VERONI BRANDS CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

December 31, 2017 and 2016

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 7, 2016 (inception)	-	$-	$-	$-	$-

Issuance of common stock for service	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	312	-	312

Net Loss for the year	-	-	-	(3,312)	(3,312)

Balance, December 31, 2016	20,000,000	2,000	312	(3,312)	(1,000)

Redemption of shares, August 31, 2017	(19,750,000)	(1,975)	1,975	-	-

Issuance of shares upon change of ownership, September 1, 2017	10,000,000	1,000	-	-	1,000

Issuance of common stock in private offering	8,050,000	805	-	-	805

Expenses paid by stockholder contributed as capital	-	-	81,539	-	81,539

Net Loss for the year	-	-	-	(44,045)	(44,045)

Balance, December 31, 2017	18,300,000	$1,830	$83,826	$(47,357)	$38,299

The accompanying notes are an integral part of these financial statements.

F-5

VERONI BRANDS CORP.

STATEMENTS OF CASH FLOWS

		For the Period from
	For the Year	December 7, 2016
	Ended	(inception) to
	December 31, 2017	December 31, 2016

Cash flow from operating activities:
Net loss	$(44,045)	$(3,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for service	1,000	2,000
Expenses paid by stockholder and contributed as capital	33,289	312
Changes in operating assets and liabilities:
Prepaid expenses	(833)	-
Accounts payable	10,589	-
Accrued liabilities	-	1,000
Net cash used in operating activities	-	-

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Common stock issued	595	-
Net cash provided by financing activities	595	-

Net change in cash	595	-

Cash at the beginning of the year	-	-

Cash at the end of the year	$595	$-

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

Non-cash investing and financing activities:
2,100,000 shares of common stock subscribed to at par value	$210	$-
Prepaid expenses paid on behalf of Company by stockholder	$48,250	$-

The accompanying notes are an integral part of these financial statements.

F-6

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 3l, 2017 and 2016

NOTE I - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Veroni Brands Corp. (formerly European CPG Acquisition Corp. or Echo Sound Acquisition Corporation) (the “Company”) was incorporated on December 7, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisition. The Company has been in the developmental stage since inception.

On August 31, 2017, the Company effected a change in control by the redemption of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock. The then current officers and directors resigned and Igor Gabal was named the sole officer and director of the Company. Pursuant to the change in control, the Company changed its name to European CPG Acquisition Corp. On September I, 2017, the Company issued l0,000,000 shares of its common stock to two shareholders at par value of $0.000l and recorded share compensation of $1,000. On November 1, 2017, the name of the Company was changed to Veroni Brands Corp.

The Company has been formed to acquire, operate, develop, grow and import premium European products into the U.S. market. Veroni Brands was created to search out unique, remarkable and desirable premium products across Europe and make them accessible to discerning consumers in the U.S. Veroni Brands strives to import the extraordinary and delight their consumers with experiences that had previously only been attainable in Europe. The Company became an exclusive importer and distributor of “Iron Energy” by Mike Tyson. The beverage will be available to consumers by May 2018 in three different flavors such as “Mojito,” “Zero Sugar” and “Original.” The Company will be introducing other flavors of “Iron Energy” in 2019. We take pride in the products we import and are proud to share them with our consumers.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2017 and 2016, respectively.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2017 and 2016, there were no outstanding dilutive securities.

F-7

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents and accounts payable approximate their fair values at December 31, 2017 and 2016 due to their short-term nature and management’s belief that their carrying amounts approximate the amount for which the assets could be sold or the liabilities could be settled.

SHARE-BASED COMPENSATION

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity–Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

EMERGING GROWTH COMPANY

The Company has elected to be an emerging growth company as defined under the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”). Included with this election, the Company has also elected to use the provisions within the Jobs Act that allow companies that go public to continue to use the private company adoption date rules for new accounting policies. Should the Company obtain revenues in excess of $1 billion on an annual basis, have its non-affiliated market capitalization increase to over $700 million as of the last day of its second quarter, or raise in excess of $1 billion in public offerings of its equity or instruments directly convertible into its equity, it will forfeit its status under the Jobs Act as an emerging growth company.

F-8

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained an operating loss of $44,045 during the year ended December 31, 2017. The Company has an accumulated deficit of $47,357 as of December 31, 2017. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying audited financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to continue as a going concern. The audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company has raised approximately $216,000 through private placements subsequent to December 31, 2017. In addition, the Company has signed a distributorship agreement with a Polish manufacturer and has exclusive rights to sell its products in the United States. However, the Company will need to raise substantial additional proceeds from the sale of debt or equity to commence operations as a distributor.

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

In February 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which amends ASC Topic 220, Income Statement - Reporting Comprehensive Income. This ASU allows for tax effects in accumulated other comprehensive income resulting from the Tax Cuts and Jobs Act to be reclassified as retained earnings. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the effect this guidance may have on its financial position, results of operations, comprehensive income, cash flows and disclosures.

In August of 2017, the FASB issued guidance to better align the financial reporting related to hedging activities with the economic objectives of those activities and to simplify the application of current hedge accounting guidance. Entities are required to apply the guidance using a modified retrospective method as of the period of adoption. This guidance is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting. The new guidance provides clarity and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation - Stock Compensation, to a change to the terms or conditions of a share-based payment award. The accounting standard update will be effective for the Company beginning January 1, 2018 on a prospective basis, and early adoption is permitted. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

In March 2017, the FASB issued ASU 2017-08, Premium Amortization on Purchased Callable Debt Securities that shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. This guidance is effective for annual periods beginning after December 15, 2019, and interim periods within those fiscal years with early adoption permitted. The adoption of this guidance is not expected to materially impact our results of operations, financial condition or liquidity.

F-9

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In January 2017, the FASB issued ASU 2017-01, Clarifying the Definition of a Business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective for annual periods beginning after December 15, 2018, and interim periods within those fiscal years with early adoption permitted. This guidance will be applied prospectively to any transactions occurring within the period of adoption.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment that eliminates the requirement to calculate the implied fair value of goodwill (i.e., Step 2 of the current goodwill impairment test) to measure a goodwill impairment charge. Instead, an impairment charge will be based on the excess of a reporting unit’s carrying amount over its fair value (i.e., measure the charge based on Step 1 of the current goodwill impairment test). This guidance is effective for annual and interim impairment tests performed in periods beginning after December 15, 2020, with early adoption permitted for annual and interim goodwill impairment testing dates after January 1, 2017.

In August 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The standard will be effective for the Company beginning January 1, 2019, with early application permitted. The standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case we would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently evaluating the provisions of this guidance and assessing its impact on the Company’s financial statements and disclosures.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company beginning January 1, 2021, with early application permitted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The new standard will be effective for us on January 1, 2018. This ASU did not have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard requires that all lessees recognize the assets and liabilities that arise from leases on the balance sheet and disclose qualitative and quantitative information about its leasing arrangements. The new standard will be effective for us on January 1, 2020. The Company is currently evaluating the provisions of this guidance and assessing its impact on the Company’s financial statements and disclosures.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 15, 2018. The Company is currently evaluating the provisions of this guidance and assessing its impact on the Company’s financial statements and disclosures.

F-10

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS (Continued)

From March through December 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, ASU No. 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. These amendments are intended to improve and clarify the implementation guidance of Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of ASU No. 2014-09 and ASU No. 2015-14.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

NOTE 4 - ACCRUED LIABILITIES

As of December 31, 2017 and 2016, the Company had accrued professional fees of $750 and $1,000, respectively.

NOTE 5 – INCOME TAXES

The Company follows the guidance of FASB ASC 740-10 which relates to the Accounting for Uncertainty in Income Taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This interpretation prescribes a comprehensive model for financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

Significant components of the Company’s deferred tax assets were as follows for the year ended December 31, 2017 and the period December 7, 2016 (inception) through December 31, 2016:

	December 31,
	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$2,400	$-
Total deferred tax assets	2,400	-

Deferred tax liabilities	-	-

Total deferred tax liabilities	-	-

Net deferred tax assets (liabilities)	2,400	-
Less valuation allowance	(2,400)	-
Net deferred tax assets (liabilities)	$-	$-

F-11

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 5 – INCOME TAXES (Continued)

At December 31, 2017, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $10,000. The federal and state net operating loss carryforwards will expire beginning in 2037. The income tax expense (benefit) consisted of the following for the year ended December 31, 2017 and the period December 7, 2016 (inception) through December 31, 2016:

	2017	2016
Total current	$-	$-
Total deferred	-	-
	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following is a reconciliation of the expected statutory federal income tax provision (15 percent) to the actual income tax benefit for the year ended December 31, 2017 and the period from December 7, 2016 (inception) through December 31, 2016:

	2017	2016
Federal statutory rate	$6,600	$-
State taxes, net of federal benefits	4,300	-
Permanent differences	(8,500)	-
Change in valuation allowance	(2,400)	-

	$-	$-

Under ASC 740, Income Taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2017 and 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

F-12

VERONI BRANDS CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 2017 and 2016

NOTE 6 – STOCKHOLDERS’ EQUITY (DEFICIT)

On December 7, 2016, the Company issued 20,000,000 founders common stock to two directors and officers at par for legal services provided to the Company. On August 31, 2017, an aggregate of 19,750,000 was contributed back to the Company pro rata from the then two shareholders.

On September 1, 2017, the Company issued 2,800,000 shares of its common stock to Igor Gabal and 7,200,000 shares to GP Michigan, LLC at par value of $0.0001 in connection with the change in control.

On December 1, 2017, the Company issued 8,050,000 shares of its common stock at par value of $0.0001.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2017, 18,300,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 7 – RELATED PARTY TRANSACTION

On May 23, 2017, GP Michigan, LLC entered into a contract with Tiber Creek Corporation for a myriad of services, one of which entails the change in control of the Company. The agreement also provides that Tiber Creek will effect a registration statement under the Securities Act of 1933 for the Company, will advise the Company on its structure and operations in order to effectively enter the public market, will introduce it to the brokerage and financial a community, and will assist it in locating a broker to file a Form 15c-211 application with FINRA for the public trading of its securities. GP Michigan agreed to pay Tiber Creek Corporation $80,000 for those services, of which $48,000 was recorded to prepaid expenses and $32,000 to professional fees on behalf of the Company.

NOTE 8 – SUBSEQUENT EVENT

During January and February 2018, the Company issued, through a private placement, 9,973,000 shares of its common stock at $0.01 per share to approximately 45 individuals. In February and March 2018, through a subsequent private placement, 123,599 shares of its common stock were issued at $0.75 per share.

In January 2018, Company entered into a distributor agreement with FoodCare Sp. Z.o.o. (“FoodCare”), which was amended and restated on January 30, 2018. FoodCare is a company organized under the laws of Poland. FoodCare is a manufacturer and supplier of desserts, cereals, energy drinks and other beverage products. FoodCare manufactures the “Iron Energy” drink, a product sponsored by celebrity former boxer, Mike Tyson. Under the terms of the distribution agreement, the Company shall become the exclusive distributor of FoodCare products in the United States, Puerto Rico and the U.S. Virgin Islands. The term of the agreement is for ten years and gives the Company exclusive rights to distribute FoodCare products within the U.S. market, so long as the Company purchases the required quantity of product from FoodCare. The distribution agreement is terminable (1) upon mutual consent of the parties; (2) upon 180 days’ written notice; (3) by either party in writing, without justification, if an issue is not amicably resolved within 30 days of such issue by providing 180 days’ notice and, in such case, the distributor shall lose its exclusivity rights; or (4) immediately in the event of notice of an uncured breach in the terms of the agreement.

F-13

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee	$354
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$0
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$10,354

* To be determined.

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

During the past three years, the Company has issued shares of common stock pursuant as follows:

On December 7, 2016, the Company issued 20,000,000 founders common stock to two directors and officers at par for legal services provided to the Company. On August 31, 2017, an aggregate of 19,750,000 was contributed back to the Company pro rata from the then two shareholders. These shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

On September 1, 2017, the Company issued 2,800,000 common stock shares, at a purchase price of $0.0001 per share, to Igor Gabal and issued 7,200,000 shares, at a purchase price of $0.0001 per share, to GP Michigan LLC, a company controlled by Mr. Gabal, in connection with the change in control. These shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

On December 1, 2017, the Company issued 8,050,000 shares of its common stock at par value of $0.0001 per share. These shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933.

During January and February 2018, the Company issued, through a private placement, 9,973,000 shares of its common stock at $0.01 per share to approximately 45 individuals. In February and March 2018, through a subsequent private placement, 123,599 shares of its common stock were issued at $0.75 per share. These shares were issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, the private offering safe harbor provisions of Rule 506(b) of Regulation D and the exemption from registration under Regulation S. The shares issued in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and the private offering safe harbor provisions of Rule 506 of Regulation D were based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders in the transaction, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities. Each purchaser in this non-public offering who is not an accredited investor, either alone or with his purchaser representative(s), had such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the Company reasonably believes immediately prior to making any sale that such purchaser came within this description. The shares issued in reliance on the exemption from registration under Regulation S were sold in offshore transactions to non-U.S. persons not involving any directed selling efforts in the United States.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1++	Distribution Agreement by and between Veroni Brands Corp. and FoodCare Sp. z o,o.
10.2*	Supplier Agreement by and between Veroni Brands Corp. and Norman Distribution Inc.
10.3*	Distributor Agreement by and between Veroni Brands Corp. and Skokie Valley Beverage
23.1 *	Consent of Accountants – LJ Soldinger Associates, LLC
23.2 *	Consent of Accountants – KCCW Accountancy Corp.
23. 3 *	Consent of Attorney (as part of Exhibit 5.1)
101*	Financial statements for the fiscal year ended December 31, 2017 formatted in XBRL: (i) the Balance Sheets; (ii) the Statements of Operations; (iii) the Statements of Stockholders’ Deficit; (iv) the Statements of Cash Flows; and (v) the Notes to Financial Statements .

* Filed herewith.

+	Previously filed on Form 10-12G on January 18, 2017 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 8-K on February 2, 2018 as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in Vernon Hills, Illinois, thereunto duly authorized on May 7 , 2018.

VERONI BRANDS CORP.

By:	/s/ Igor Gabal
Title: Chief Executive Officer , Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Igor Gabal	Chief Executive Officer, Treasurer, Secretary and Director	May 7 , 2018
Igor Gabal	(Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

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